                                                                    EXHIBIT 9.01

                               THE VOTING SHARES
                          IRREVOCABLE TRUST AGREEMENT
                          ---------------------------

     MADE AND ENTERED INTO this 31st day of May in the year 1989 by and between JOHN F. DONAHUE, an individual resident of the City of Pittsburgh, County of Allegheny and Commonwealth of Pennsylvania, and RHODORA J. DONAHUE, an individual of the City of Pittsburgh, County of Allegheny and Commonwealth of Pennsylvania, husband and wife (hereinafter each individually sometimes called the "Settlor" and both collectively sometimes called the "Settlors"), of the first part,

                                       a

                                        n

                                         d

J. CHRISTOPHER DONAHUE, an individual of the City of Pittsburgh, County of Allegheny and Commonwealth of Pennsylvania, JOHN F. DONAHUE, an individual resident of the City of Pittsburgh, County of Allegheny and Commonwealth of Pennsylvania, and RHODORA J. DONAHUE, an individual of the City of Pittsburgh, County of Allegheny and Commonwealth of Pennsylvania (hereinafter each individually sometimes called the "Trustee" and all collectively sometimes called the "Trustees"), as Trustees, of the second part.

                               WITNESSETH THAT:

     WHEREAS, the Settlors desire to establish an irrevocable trust to be known as "The Voting Shares Irrevocable Trust" for the purposes hereinafter mentioned and hereby transfer and deliver to the Trustees absolutely and irrevocably all right, title and interest of the Settlors in and to their subscription for One Thousand (1,000) shares of the Class A Voting Common Stock, without par value, (hereinafter sometimes called the "Stock") of FEDERATED INVESTORS, a Delaware business trust, under and in accordance with the provisions of their subscription agreement therefor in the form set forth in Exhibit "A" attached hereto and made a part hereof (hereinafter sometimes called the "Subscription Agreement") and in and to the Stock, to be held in trust hereunder; and

     WHEREAS, the Trustees are willing to accept the same on the terms and conditions and for the uses and purposes hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Settlors and the Trustees hereby agree that the Trustees shall hold the Stock transferred and delivered thereto upon the issue of the Stock to the Trustees, the proceeds therefrom, including but not limited to dividends and other distributions with respect thereto, and any other property transferred and delivered to the Trustees under this instrument

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

as hereinafter provided (hereinafter sometimes collectively called the "Trust Estate") IN TRUST for the following uses and purposes:

                                   ARTICLE I

            Distributions of Income During Lifetime of the Settlors
            -------------------------------------------------------

     The Trustees shall hold, manage, invest and reinvest the Trust Estate during the lifetime of the Settlors and the survivor of them and shall pay all the income therefrom in convenient installments, but no less often than quarter-annually, to or for the benefit of the grandchildren of the Settlors whose names are set forth in, Exhibit "B" attached hereto and made a part hereof, then living, in equal shares. In the event that any one or more of such grandchildren shall not then be living, the Trustees shall pay the share of income thereof hereunder to the other of such grandchildren then living in equal shares. No income shall be distributed to or for the benefit of the Settlors or accumulated for future distribution to the Settlors.

                                  ARTICLE II

               Distributions of Income During Remainder of Term
               ------------------------------------------------

     Upon the death of the survivor of the Settlors, if any one or more of the grandchildren of the Settlors whose names are set forth on Exhibit "B" hereto shall then be living, the Trustees shall continue to hold, manage, invest and reinvest the Trust Estate during the lifetime of the last survivor of such grandchildren of the Settlors whose names are set forth on

Exhibit "B" hereto and shall pay all the income therefrom in convenient installments, but no less often than quarter-annually, to or for the benefit of all the grandchildren of the Settlor then living, including but not limited to those grandchildren of the Settlors whose names are set forth on Exhibit "B" hereto and grandchildren of the Settlors born after the date hereof, in equal shares. In the event that any one or more of such grandchildren, regardless of when born, shall not then be living, the Trustees shall pay the share of income thereof hereunder to the other of such grandchildren then living, regardless of when born, in equal shares.

                                  ARTICLE III

                             Division into Shares
                             --------------------

     Upon the death of the survivor of the Settlors, if none of the grandchildren of the Settlors whose names are set forth on Exhibit "B" hereto shall then be living, or upon the death of the last survivor of the grandchildren of the Settlors whose names are set forth thereon, the Trust Estate as then constituted shall be divided into as many equal shares as there are (1) children of the Settlors then living without issue then living, (2) children of the Settlors then living with issue then living and (3) children of the Settlors then deceased with issue then living. The share of each of such children of the Settlors shall be held by the Trustees in a separate trust or distributed in accordance with the provisions hereinafter contained in Article IV hereof.

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

                                  ARTICLE IV

        Distribution of Principal and Income after Division into Shares
        ---------------------------------------------------------------

     Upon the division of the Trust Estate into shares as provided in Article III hereof, the Trust Estate as then constituted shall be held or distributed upon the following terms and conditions:

               (A) In the case of a child of the Settlors then living without issue then living, the share of such child shall be transferred and delivered, absolutely and free of trust, to such child .

               (B) In the case of a child of the Settlor then living with issue then living, the share of such child shall be transferred and delivered, absolutely and free of trust, to such issue of such child, per stirpes, subject, however, to the provisions for beneficiaries under the age of twenty-one (21) years hereinafter contained in
          Article VI hereof.

               (C) In the case of a deceased child of the Settlor with issue then living, the share of such child shall be transferred and delivered, absolutely and free of trust, to such issue of such child, per stirpes, subject, however, to the provisions for beneficiaries under the age of twenty-one (21) years hereinafter contained in Article VII hereof.

                                   ARTICLE V

                            Intestate Distribution
                            ----------------------

     Notwithstanding anything contained herein to the contrary, if the Settlors shall have no children or other issue then living at the time of the death of the last survivor of the Settlors and their grandchildren whose names are set forth on Exhibit "B" hereto, any portion of the Trust Estate then remaining shall be then transferred and delivered, absolutely and free of trust, to those persons who would have been entitled thereto if each of the Settlors had then owned one-half (1/2) thereof and had died at the time intestate, unmarried and domiciled in the Commonwealth of Pennsylvania, subject, however, to the provisions or beneficiaries under the age of twenty-one (21) years hereinafter contained in Article VII hereof.

                                  ARTICLE VI

                      Early Termination and Distribution
                      ----------------------------------

     Notwithstanding anything contained herein to the contrary, if the Trustees shall sell or otherwise dispose of all of the Stock and no longer maintain and hold as part of the Trust Estate hereunder stock or other securities of any corporation, business trust or other business organization referred to in
Article XII

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hereof, the Trustees shall have the full power and authority at any time following the sale or other disposition of the Stock, in their discretion, to divide the Trust Estate into shares in the manner provided in Article III hereof, regardless of whether the Settlors or either one of them or any of the grandchildren of the Settlors whose names are set forth on Exhibit "B" hereto shall then be living, and to hold the shares in a separate trust or distribute the shares in the manner provided in Article IV hereof. Nothing contained in this Article VI shall preclude any such grandchildren of the Settlors from the receipt of any share or part thereof hereunder.

                                  ARTICLE VII

                Beneficiaries under the Age of Twenty-one Years
                -----------------------------------------------

     If any beneficiary entitled to receive a share of principal hereunder shall be under the age of twenty-one (21) years, such share shall not be distributable to such beneficiary, but shall be retained by the Trustees for the period until the time when the beneficiary attains the age of twenty-one (21) years, at which time the principal shall be paid to such beneficiary absolutely and free of trust. During such period, the Trustees shall pay so much of the income and principal as the Trustees shall deem advisable for such beneficiary's comfortable maintenance and support, as well as to provide for the graduate or professional education of such beneficiary, to pay or the wedding expenses of such beneficiary, and to assist such beneficiary in purchasing a residence or in entering a business or profession, and shall add the remaining income to principal, to be invested as such. If such beneficiary dies before reaching the age of twenty-one (21) years, the Trustees are authorized in their discretion to pay part or all of such beneficiary's funeral and burial expenses; and the remaining principal shall be paid to the personal representatives of such beneficiary's estate. Notwithstanding the foregoing in this Article VI, if the Trustees, in the exercise of their discretion, shall at any time determine not to continue to hold any such share in trust as provided in this Article VI, the Trustees shall have the full power and authority to transfer and pay over such share, without bond, to such beneficiary.

                                 ARTICLE VIII

                            Spendthrift Provisions
                            ----------------------

     The interests of any beneficiary hereunder shall not be subject to voluntary or involuntary alienation; and the principal and income of the Trust Estate shall be paid by the Trustees directly to or for the use of the beneficiary entitled thereto, without regard to any assignment, order, attachment or claim whatever.

                                  ARTICLE IX

                             Principal and Income
                             --------------------

     (A) Income accrued on any property received by the Trustees either at the inception of the trust or as an addition thereto shall be treated as income and not as principal.

     (B) Corporate distributions received by the Trustees in shares of the distributing corporation shall be treated as principal and not as income, regardless of the number of shares and however described or designated by the distributing corporation.

     (C) Upon the death of any beneficiary of income, any undistributed income in the hands of the Trustees held for such beneficiary at the time of such beneficiary's death shall be paid to the person or persons for whom the principal is continued in trust or to whom it is distributed under the terms hereof.

                                   ARTICLE X

                     Distributions to Minor Beneficiaries
                     ------------------------------------

     Where, under the provisions hereof, the Trustees are authorized to distribute or expend the income or principal of the trust or any fund to, or for the benefit of, a beneficiary who is then a minor, the Trustees may distribute such income or principal (i) directly to such minor, (ii) to the person having custody of such minor, (iii) to the guardian of such minor's estate or (iv) to a custodian for such minor under any applicable Uniform Gift to Minors Act or Uniform Transfers to Minors Act,

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

whether previously appointed or appointed by the Trustees for the purposes of receiving the distribution thereof, all without liability on the part of the Trustees to see to the application thereof.

                                  ARTICLE XI

                            Powers of the Trustees
                            ----------------------

     In acting as trustees hereunder, the Trustees shall have full power and authority, without the necessity of obtaining the consent of any court, to do all acts, to execute, acknowledge and deliver all instruments and to exercise for the sole benefit of the beneficiaries hereunder any and all powers and discretions which would be lawful for them were they in their own right the actual owner of the property held in trust, including by way of illustration, but not limitation, any or all of the following:

               (A) To enter into, execute and deliver the Subscription Agreement; to undertake and perform their obligations under the Subscription Agreement; to accept in kind the Stock under and in accordance with the provisions of the Subscription Agreement, subject to the conditions thereof; to pledge the Stock as collateral security for the performance of the obligations of FEDERATED INVESTORS as referred to in the

          Subscription Agreement; and to maintain and hold the Stock, without any duty of diversification thereof;

               (B) To accept in kind any other investments or other property, real or personal including without limitation any shares of capital stock or other securities issued by PNC FINANCIAL CORP., a Pennsylvania corporation, or any successor thereto, notwithstanding the service of PITTSBURGH NATIONAL BANK, a national banking association, or any successor to the trust business thereof, as a fiduciary hereunder;

               (C) To retain any or all securities and other property, real or personal, including without limitation the Stock, which at any time may be or become a part of the Trust Estate, as well as any property into which the same or any part thereof may be converted by reason of any reorganization, recapitalization, consolidation, merger, liquidation, exchange or other transaction, for such time as the Trustees shall deem advisable, notwithstanding the fact that any or all of such securities and other property so retained are of a character or size which, but for this express authority, would not be considered proper for trustees;

               (D) To sell, convert, assign, convey, exchange, transfer or otherwise dispose of, or grant options with respect to any or all securities or other property, real or personal, at any time constituting part of the Trust Estate, at public or private sale, for such consideration and upon such terms and conditions as the Trustees shall deem advisable, and without liability on the part of the purchaser to see to the application of the purchase money or to inquire into the validity or propriety of such sale; and to execute and deliver good and sufficient deeds for any real estate, conveying title free and clear of all trusts;

               (E) To hold in the form of cash, awaiting distribution or desirable investments, such portion of the Trust Estate as at any time and from time to time the Trustees in their discretion shall deem advisable, without liability to account for interest thereon;

               (F) To invest and reinvest the Trust Estate or any part thereof in any other kind of property, real or personal, or part interest therein, including without limitation, mortgages or mortgage participations, partnership interests, common trust funds, common stocks, preferred stocks, bonds, notes and other securities, regardless of whether the same are legal investments for trust funds as now or hereafter defined by law, whether by statutory enactment, judicial decision or otherwise;

               (G) To exercise any option which at any time may be or become as part of the Trust Estate to purchase securities as the Trustees at their discretion shall deem advisable and to acquire and hold such securities as part of the Trust Estate;

               (H) To manage and operate all real estate at any time held hereunder; to lease all or any part of the same for such terms and rentals and upon such conditions as the Trustees shall deem advisable, notwithstanding the fact that the term of such lease may extend beyond the life of any trust hereunder; to release, partition, vacate or abandon the same; to grant and acquire licenses and easements with respect thereto; to make improvements to or upon the same; to construct, demolish, alter, repair, maintain and rebuild buildings and other improvements; and to use other assets of the Trust Estate for any of such purposes;

               (I) To borrow money for any purpose, including without limitation the payment of the purchase price of any securities acquired as part of the Trust Estate pursuant to the exercise of any option therefor, from any source, including the Trustees; and to secure the repayment of any and all amounts so borrowed by mortgage or pledge of any property;

               (J) To maintain policies of life insurance insuring the life of the Settlors, the life of either one of them, or, insuring the life of any beneficiary hereunder; to pay for all premiums thereon from principal or income; to exercise any option or other right under such policies, including without limitation the right to convert any group term or other life insurance to whole or ordinary life; to collect the proceeds therefrom upon the death of the insured or at such other time as may be specified therein; to receipt for such proceeds in order to release the insurer form liability thereon; and to take all steps necessary in their opinion to enforce payment thereof;

               (K) To carry the securities and other property held hereunder either in their own name or in the name of a nominee;

               (L) To vote, in person or by proxy, all securities held hereunder, including without limitation the Stock; to join in or to dissent from and oppose the reorganization, recapitalization, consolidation, merger, liquidation or sale of any corporation, business trust or properties; to exchange securities for other securities issued in connection with or resulting from any such transaction; to pay any assessment or expense which the Trustees may deem advisable for the protection of their interests as holder of any such securities; to deposit securities in any voting trust or with any protective or like committee or with a trustee or depository; to exercise any options appurtenant to any securities for the conversion thereof into other securities; and to exercise or sell any rights issued upon or with respect to the securities of any corporation or business trust, all upon such terms as the Trustees shall deem advisable;

               (M) To prosecute, defend, compromise, arbitrate or otherwise adjust or settle claims in favor of or against the Trustees or the Trust Estate;

               (N) To have or retain investment counsel, attorneys, auditors, bookkeepers or other agents and to employ persons to perform services as the situations require and charge the income or principal of the Trust Estate for the fees or other compensation paid to them; and to have and maintain banking, custodian, agency, investment and advisory accounts; and to maintain such accounts in the name of a nominee; and

               (0) To make division or distribution hereunder in kind or in money, or partly in kind and partly in money; to determine the fair value of the property then being divided or distributed; to allot different kinds of or interests in property to different shares; and to take any action that may be necessary or proper in making any such division or distribution; with the designation, division or partition of any or all of such property, real or personal, binding and conclusive upon all persons interested therein.

                                  ARTICLE XII

                        Special Powers of the Trustees
                        ------------------------------

     In addition to, and not in limitation of, the powers indicated in Article XI hereof, the Trustees, shall have, without the necessity of obtaining the consent of any court, the following additional powers with respect to the Stock or the stock or other securities of any corporation, business trust or other business organization, including without limitation, FEDERATED INVESTORS, the majority or more of the outstanding voting stock of which may be included in the Trust Estate:

               (A) To retain as an investment of the Trust Estate those shares of stock of such business organization without liability for any loss to the Trust Estate hereunder resulting from such retention or resulting from retention of any other shares of stock of such business organization or other securities or obligations of such business organization which may be acquired for the Trust Estate;

               (B) To acquire additional shares of the stock of such business organization or any other securities issued by such business organization as investments for the Trust Estate whether by purchase, subscription or otherwise, and to utilize moneys of the Trust Estate for the purpose, or to borrow money for the purpose and to pledge such securities and/or other assets of the Trust Estate to secure other shares of the stock of such business organization or other securities issued by such business organization; to sell such shares of stock to such business organization; and otherwise to deal in the securities of such business organization for the benefit of the Trust Estate, all upon such terms and conditions as the

          Trustees shall deem advisable in their discretion; and the Trustees shall not be liable for any loss to the Trust Estate attributable (1) to the acquisition of additional shares of stock of such business organization or other securities issued by such business organization,
          (2) to the pledge of assets of the Trust Estate, (3) to the borrowing of moneys for the purpose of acquiring such additional shares or other securities of such business organization, (4) to the lending of money of the Trust Estate secured by pledge of shares of any such stock or other securities of such business organization otherwise or (5) to action in good faith for the benefit of the Trust Estate with respect to such business organization;

               (C) Whether or not the shares of stock of such business organization held by the Trustees enable them at the time to control the management of such business organization, to vote or cause to be voted the shares of stock of such business organization held by them either directly or by proxy (conferring discretionary power upon the proxy if so desired) and to vote on any matters in their discretion, including without limitation the alteration of the capital structure of such business organization by provision for the issuance of secured or unsecured bonds or debentures or different classes of stock, having preference or no preference, and voting rights or no voting rights, and to accept as investments for the Trust Estate, without liability for loss attributable thereto, any such bonds, debentures or shares of stock issued to them accordingly; to vote for the dissolution of such business organization, the sale of its assets to, or its merger or consolidation with, any other business organization, or for the transfer of assets of such business organization to one or more partnerships and thereby to render the Trust Estate liable to the full extent of its assets for the obligations of such partnership or partnerships; to declare or omit declarations of dividends and leave income from the business at the risk of the business of such business organization by way of loans subordinate to other creditors; and to do any and all things and to take any and all other steps which they may deem necessary, desirable or convenient to enable them to protect and improve the value of the investment of the Trust Estate in the business of such business organization, all without liability to any beneficiary hereunder for any loss attributable to such action if taken by the Trustees in good faith for the benefit of the Trust Estate;

               (D) To take an active part in the management and control of the internal affairs of such business organization in such way and to such extent as the Trustees may deem advisable; and to take any action in respect of the management of such business which the Settlors, as owners of the stock of such business organization, could have taken if living, including the power to vary the nature of the business by reducing, expanding, limiting or otherwise changing the same or the type of merchandise dealt in or product manufactured by or service rendered by such business organization; and

               (E) In voting the stock of such business organization held by the Trust Estate, to vote the stock so as to elect or cause to be appointed themselves or their own employees or business associates as directors, trustees and officers of such business organization (and the persons so elected may continue to serve as employees or business associates of the Trustees while serving as directors, trustees or officers of such business organization), to engage management consultants to supervise the operation and management of such business organization and to advise the Trustees; and to cause such business organization to pay reasonable compensation to such management consultants and to others who may be employed in the normal course of business to assist in the management and operation of such business organization

                                 ARTICLE XIII

                  Authority of the Trustees and Other Persons
                  -------------------------------------------

     (A) The Trustees shall have full and complete power, authority and discretion to deal with any situation which may arise respecting the Trust Estate or any part thereof in such manner as they shall deem advisable and for the best interests of the Trust Estate. The grant to the Trustees of any specific power, authority or discretion, or the failure to grant specifically herein any other power, authority or discretion shall not be construed to limit or curtail in any way or to any extent such full and complete power, authority and discretion which it is intended and directed shall be exercisable at all times by the Trustees respecting any and all matters of whatsoever character pertaining to the Trust Estate or any part thereof.

     (B) Notwithstanding anything contained herein to the contrary, no power enumerated herein or accorded to trustees generally pursuant to law shall be construed to cause the Trust Estate, or any part thereof, to be included in the gross estate of the Settlors upon the death of either of them for federal estate tax purposes or taxable for state inheritance or other succession tax purposes.

     (C) Furthermore, notwithstanding anything herein contained to the contrary, no power enumerated herein or accorded to trustees generally pursuant to law shall be construed to enable any person, including without limitation the Settlors, to purchase, exchange, or otherwise deal with or dispose of the principal or income of the Trust Estate, for less than an adequate or full consideration in money or money's worth, or to enable any person to borrow the principal or income of the Trust Estate, directly or indirectly, without adequate interest or security. No person, other than the Trustees or a person designated by the Trustees, shall have or exercise the power to vote or direct the voting of any stock or other securities of the trust, to control the investment of the Trust Estate either by directing investments or reinvestments or by vetoing proposed investments or reinvestments, or to reacquire or exchange any property of the Trust Estate by substituting other property of an equivalent value.

     (D) Notwithstanding the foregoing, as among the Trustees, no Trustee shall have any incident of ownership over any policies of life insurance insuring his or her life and held in the Trust Estate hereunder; and the exercise of any right and authority over such policies, including without limitation the right to designate or change the beneficiary thereunder, the right to assign, the right to revoke an assignment thereof and the right to pledge for a loan, shall rest exclusively with the other Trustees.

                                  ARTICLE XIV

                                 Exculpation
                                 -----------

     The Trustees shall not be liable for any loss or damage occurring hereunder without their willful default or deliberate wrongdoing, unless such loss or damage be occasioned by a violation of an express provision hereof by the Trustees; and the Trustees shall not be liable to the Settlors or any beneficiary or other person interested hereunder for any loss or depreciation which may arise from any investment retained or made in accordance with the provisions hereof or which may be occasioned by the exercise of any discretion authorized herein.

                                  ARTICLE XV

                                  Accounting
                                  ----------

     Within ninety (90) days following the end of each fiscal year of any trust created hereunder, the Trustees shall render to the beneficiary thereof or to the person having custody of any minor beneficiary thereof, an annual written accounting of the income and principal thereof. Unless such beneficiary or person having custody of any minor beneficiary shall object in writing to such accounting within six (6) months from the receipt thereof, the Trustees shall not be required to file such accounting in any court and the Trustees shall be forever discharged from any liability or further accountability for any matter set forth in such accounting.

                                  ARTICLE XVI

                              Additions to Trust
                              ------------------

     The Settlors shall have the right to increase the principal of the trust hereunder by adding thereto, with the consent of the Trustees, any securities and other property, either by inter vivos transfer or by Will, or by naming the Trustees as primary or contingent beneficiary of policies of life insurance insuring the life of either of them or their joint lives. The principal of the trust hereunder may also be added to by the Will or by conveyance of gifts inter vivos made by any person with the consent or ratification of the Trustees.

                                 ARTICLE XVII

                                  Disclaimer
                                  ----------

     Any person named as a beneficiary hereunder may disclaim, renounce and relinquish, in whole or in part, any provision herein in his or her favor. In the event of any disclaimer, renunciation and relinquishment thereof, the portion of the Trust Estate covered by such provision, to the extent disclaimed, renounced and relinquished, shall be distributed as though such person had died at the time of such disclaimer, renunciation or relinquishment.

                                 ARTICLE XVIII

                                 The Trustees
                                 ------------

     (A) As among the Trustees, any one of the Trustees may delegate from time to time, by an instrument in writing, any or all of the rights, powers and duties of such Trustee to any other Trustee hereunder.

     (B) As among the Trustees, in the event of any disagreement over any matter relating to the Trust Estate, its administration or distribution, including without limitation any disagreement over any matter relating to the Stock, or any other stock or securities of a business organization referred to in Article XII hereof, or the voting thereof, the decision of a majority of the Trustees shall prevail.

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

     (C) In the event of the death, legal incapacity or resignation of any one of the Trustees, including any successor Trustee, the other Trustees shall have the power, by an instrument in writing delivered to the new successor Trustee, to appoint a successor Trustee to such deceased, incapacitated or resigned Trustee and such new successor Trustee shall become a Trustee hereunder without the execution or filing of any other paper or any further action, with like effect as if such new successor Trustee had originally been named one of the Trustees herein; provided, however, that such new successor Trustee shall be either (1) a child or grandchild of the Settlors or (2) a spouse of such child or grandchild or (3) the chief executive officer or chief operating officer of FEDERATED INVESTORS, or any successor to substantially all the business thereof; and provided further, however, that such new successor Trustee shall accept the trust hereunder. Notwithstanding anything contained herein, nevertheless, any successor Trustee who was a spouse of such child or grandchild at the time of his or her appointment as Trustee hereunder shall no longer be eligible to serve as Trustee hereunder upon the divorce thereof from such child or grandchild and any successor Trustee who was the chief executive officer or chief operating officer of FEDERATED INVESTORS, or any successor to substantially all the business thereof, shall no longer be eligible to serve as Trustee hereunder upon the termination of his or her employment as such officer, regardless of the cause therefor. Any successor Trustee who shall no longer be eligible to serve as Trustee hereunder shall be deemed to resign as Trustee immediately at the time when such successor Trustee shall no longer be eligible to serve as Trustee hereunder.

     (D) In the event thereafter of the death, legal incapacity or resignation of another of the Trustees including any successor Trustee, and no other Trustee shall then be remaining on account of the failure of such Trustee to appoint a successor Trustee hereunder, PITTSBURGH NATIONAL BANK, a national banking association, or any successor to the trust business thereof, shall become the sole new successor corporate Trustee hereunder, without the execution or filing of any paper or any further action on the part of the parties hereto, with the effect as if such corporate Trustee had originally been named one of the trustees hereunder; provided, however, that such new corporate Trustee shall accept the trust hereunder.

     (E) Any corporation into which the corporate Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the corporate Trustee may be a party, or any corporation succeeding to the business of the corporate Trustee or to which substantially all of its assets may be transferred, shall be the successor corporate Trustee hereunder without the execution or filing of any paper or any further action, with like effect as if such successor corporate Trustee had originally been named the corporate Trustee herein.

     (F) Any of the Trustees, including any successor Trustee, shall have the right to resign as trustee hereunder at any time, without stating cause, in the case of an individual Trustee, by an instrument in writing delivered to the other Trustees, and, in the case of the corporate Trustee, by petition to a court of competent jurisdiction to designate and appoint a successor corporate Trustee with like effect as if such successor corporate Trustee had originally been named the corporate Trustee herein; provided, however, that any such successor corporate Trustee shall be a corporation chartered as a banking corporation or association authorized to engage in trust business in the Commonwealth of Pennsylvania with a net worth at the time of its appointment hereunder of not less than One Hundred Million Dollars ($100,000,000.00); and provided further, however, that any such successor corporate Trustee shall accept the trust hereunder.

                                  ARTICLE XIX

                           Compensation of Trustees
                           ------------------------

     The individual Trustees hereunder shall receive a reasonable compensation for the services rendered thereby. The corporate Trustee, as compensation for its services, shall receive such fees as provided in its uniform schedule of fees in effect at the time when the services are performed. In the absence of such uniform schedule of fees, the corporate Trustee shall receive a reasonable compensation for the services rendered thereby.

                                  ARTICLE XX

                                    No Bond
                                    -------

     During the term hereof, the Trustees shall not be required to submit any bond or other security in connection with their administration of the Trust Estate hereunder.

                                  ARTICLE XXI

                                Interpretation
                                --------------

     (A) Whenever used in this trust instrument, the singular shall include the plural, the plural shall include the singular and the use of any gender shall be applicable to all genders, whenever appropriate.

     (B) The term "income", as used herein, shall mean the gross income of the Trust Estate (other than income from the sale or exchange of a capital asset or property used in the trade or business) after deducting therefrom all charges, taxes (other than taxes based upon or measured by capital gains or gains from the sale or exchange of assets used in its trade or business), fees and expenses, including without limitation payments of principal and interest on any indebtedness to which the Trust Estate, or any part thereof, may be subject, incurred during the administration thereof, except for charges for amortization, depletion or depreciation. Notwithstanding the foregoing, however, no deduction shall be made for the purpose of determining income hereunder of principal repaid with respect to any loan or other borrowing made by the Trustees hereunder other than the refinancing of any indebtedness to which any of the assets constituting part of the Trust Estate were subject at the time of their transfer to the Trustees hereunder.

     (C) The term "issue", as used herein, shall be construed to include any issue whether by blood or adoption. An adopted issue shall inherit and participate hereunder in all respects as those of the whole blood. A child born to persons who are openly living together as husband and wife after the performance of a marriage ceremony between them and such child's lawful issue shall be considered as lawful issue of such child's parents and of any ancestor of such child's parents, regardless of the fact that a purported divorce of one or both of such persons with respect to a prior marriage may be invalid.

                                 ARTICLE XXII

                                 Governing Law
                                 -------------

     This trust has been accepted by the Trustees and will be administered in the Commonwealth of Pennsylvania; and its validity, construction, administration, and all rights thereunder shall be governed by the laws of the Commonwealth of Pennsylvania regardless of its rules relating to the conflict of laws.

                                 ARTICLE XXIII

                                 Severability
                                 ------------

     If any provisions, or portion thereof, of this trust instrument, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder hereof, or the application of such provisions, or portion thereof, to any other persons or circumstances shall not be affected thereby; and each provision of this trust agreement shall be valid and enforceable to the fullest extent permitted by law.

                                 ARTICLE XXIV

                               Irrevocable Trust
                               -----------------

     This Agreement and the trust created hereunder shall be irrevocable; and the Settlors hereby expressly acknowledge that they shall have no right or power, whether alone or in conjunction with others, and in whatever capacity, to alter, amend, supplement, revoke or terminate this agreement, or any of the terms hereof, in whole or in part.

     IN WITNESS WHEREOF, the Settlors and the Trustees have duly executed this Irrevocable Trust Agreement the day and year first above written.


Witness:                                     SETTLORS:
As to each

                                             /s/ John F. Donahue
_____________________________                ---------------------------- [Seal]
                                             John F. Donahue


   [SIGNATURE ILLEGIBLE]                     /s/ Rhodora J. Donahue
_____________________________                ---------------------------- [Seal]
                                             Rhodora J. Donahue


As to each                                   TRUSTEES:

                                             /s/ J. Christopher Donahue
_____________________________                ---------------------------- [Seal]
                                             J. Christopher Donahue

                                             /s/ John F. Donahue
_____________________________                ---------------------------- [Seal]
                                             John F. Donahue

   [SIGNATURE ILLEGIBLE]                     /s/ Rhodora J. Donahue
_____________________________                ---------------------------- [Seal]
                                             Rhodora J. Donahue

                                ACKNOWLEDGMENTS
                                ---------------

COMMONWEALTH OF PENNSYLVANIA  )
                              )   ss:
COUNTY OF ALLEGHENY           )



     On this, the 31st day of May, 1989, before me, a Notary Public, in and for said County and State, personally appeared the above-named JOHN F. DONAHUE and RHODORA J. DONAHUE, known to me (or satisfactorily proven) to be the persons whose names are subscribed to the foregoing Irrevocable Trust Agreement as Settlors thereunder and acknowledged that they executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        Loretta Y. Crum
                                      --------------------
                                         Notary Public

                                [Notarial Seal]

My commission expires:

COMMONWEALTH OF PENNSYLVANIA  )
                              )  ss:
COUNTY OF ALLEGHENY           )


     On this, the 31st day of May, 1989, before me, a Notary Public, in and for said County and State, personally appeared the above-named J. CHRISTOPHER DONAHUE, JOHN F. DONAHUE and RHODORA J. DONAHUE, known to me (or satisfactorily proven) to be the persons whose names are subscribed to the foregoing Irrevocable Trust Agreement as Trustees thereunder and acknowledged that they executed the same for The purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        Loretta Y. Crum
                                      ---------------------
                                         Notary Public

                                [Notarial Seal]

My commission expires: